Exhibit 10.23

EXCHANGE AGREEMENT

        Exchange Agreement, dated as of June 4, 2004 (the "Exchange Agreement"), by and among IMCOR Pharmaceutical Co., a Nevada corporation (the "Company"), Xmark Fund, L.P., a Delaware limited partnership, and Xmark Fund, Ltd., a Cayman Islands corporation (individually and collectively, together with their respective successors and assigns "Senior Creditor"), and Oxford BioScience Partners IV L.P., a Delaware limited partnership, MRNA Fund II, L.P. a Delaware limited partnership, and Mi3 L.P., a Delaware limited liability partnership (individually and collectively, together with their respective successors and permitted assigns, "Subordinate Creditor").

RECITALS:

        WHEREAS, pursuant to the terms of that certain Going Forward Agreement, dated as of May 2, 2003 and amended on August 18, 2003 (the "Going Forward Agreement"; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Going Forward Agreement), by and among Senior Creditor and the Company: (i) Senior Creditor has the right to require the Company to purchase from Senior Creditor an aggregate of 1,611,989 shares (the "Put Shares") of the Company's common stock, par value $.001 per share, owned by Senior Creditor at a per share purchase price equal to $1.00 (the aggregate amount due and payable to Senior Creditor pursuant to the Company's obligation to purchase the Put Shares is referred to herein as the "Put Share Price"); (ii) the Company is obligated to issue Senior Creditor Interest Shares having an aggregate value equal to $74,263 (the "Interest Share Obligation"); and (iii) the Company owes Senior Creditor an aggregate of $92,195, as of the date hereof, as a result of its postponement of Senior Creditor's right to exercise the Put Right (the "Put Right Penalty Payment" and together with the Put Share Price and the Interest Share Obligation, the "Going Forward Obligations"); and

        WHEREAS, the obligations of the Company under the Going Forward Agreement (including, without limitation, the obligations arising pursuant to the Put Right) are secured by a first priority duly perfected security interest in certain collateral of the Company pursuant to the terms of that certain Security Agreement, dated as of June 18, 2003 (the "General Security Agreement"), by and among the Company and Senior Creditor and that certain Patent and Trademark Security Agreement, dated as of June 18, 2003 (the "IP Security Agreement" and together with the General Security Agreement, the "Security Agreements"), by and among the Company and Senior Creditor;

        WHEREAS, the Company desires to obtain a loan from Silicon Valley Bank in the aggregate principal amount of $750,000 (the "SVB Loan");

        WHEREAS, it is a condition of the SVB Loan that Senior Creditor consent to the SVB Loan; and

        WHEREAS, in order to induce Senior Creditor to consent to the SVB Loan and to extend the payment date of certain of the Going Forward Obligations, the Company has offered to issue and deliver to Senior Creditor the secured promissory notes (the "Notes") in the form attached hereto as Exhibit A in exchange for Senior Creditor's right, title and interest in and to the Put Shares, the Interest Shares and the Put Right ("Exchange"); and

        WHEREAS, the Notes and the indebtedness evidenced thereby are a secured Obligation (as defined in each of the Security Agreements) under the Security Agreements; and

        WHEREAS, in order to induce Senior Creditor to consent to the SVB Loan, Subordinate Creditor desires to (i) consent to the Exchange, (ii) re-affirm the priority, validity and extent of Senior Creditor's liens in the Company (which liens secure the Company's obligations under the Notes) and (iii) acknowledge that the existing Lien and Subordination Agreement, dated as of June 18, 2003 (the "Lien Subordination Agreement"), by and among Senior Creditor and Subordinate Creditor remains in full force and effect; and

        WHEREAS, the parties hereto desire to effectuate the Exchange on the terms and conditions set forth herein;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:

        1.    Exchange.    Simultaneously herewith, (i) Senior Creditor is hereby tendering the Put Shares, together with stock powers duly endorsed in favor of the Company, and all of its right, title and interest in and to the Interest Shares and the Put Right to the Company in exchange for the Notes, and (ii) the Company is issuing and delivering the Notes to Senior Creditor duly executed on behalf of the Company.

        2.    Senior Creditor Representations and Warranties.    Senior Creditor hereby represents and warrants to the Company that:

        (a)   Senior Creditor is duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization. Senior Creditor has full power and authority to enter into, deliver and perform this Agreement and has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby, and the person signing this Agreement on behalf of Senior Creditor has been duly authorized to act on behalf of and to bind Senior Creditor.

        (b)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in an event of default under any agreement or contract to which Senior Creditor is a party or by which it is bound, (ii) violate any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Senior Creditor or its business or any order, judgment or decree applicable to the Senior Creditor, (iii) require the Senior Creditor to obtain the consent of any governmental agency or entity or any other third party (other than any consent which has been obtained by the Senior Creditor), (iv) result in the creation of any liens, claims, charges or encumbrances (collectively, "Encumbrances") on the Notes or the Put Shares to be transferred to the Company, or (v) violate any provision of its certificate of incorporation or certificate of limited partnership, as applicable, and by-laws or partnership agreement, as applicable.

        (c)   This Agreement has been duly executed and delivered by the Senior Creditor and constitutes the valid and binding obligation of the Senior Creditor, enforceable against the Senior Creditor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles and except insofar as the enforceability of any provision of such agreement would be restricted or void by reason of public policy.

        (d)   The Senior Creditor owns the Put Shares being transferred to the Company beneficially and of record, free and clear of all Encumbrances, except for those Encumbrances imposed by securities laws generally or created by the Company. Except for the Put Shares which are being transferred to the Company, Senior Creditor is not entitled to registration rights with respect to any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

        (e)   The Notes have not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and, therefore, the Notes cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "Blue Sky" laws or exemptions from such registration are available.

        3.    Company Representations and Warranties.    The Company hereby represents and warrants to the Senior Creditor that:

        (a)   The Company is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation. The Company has full power and authority to enter into, deliver and perform this Agreement, and it has taken all action required to authorize the execution and delivery of this

Agreement and to consummate the transactions contemplated hereby, and the person signing this Agreement on behalf of the Company has been duly authorized to act on behalf of and to bind the Company.

        (b)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in an event of default under any agreement or contract to which the Company is a party or by which it is bound, (ii) violate any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Company or its business or any order, judgment or decree applicable to the Company, (iii) require the Company to obtain the consent of any governmental agency or entity or any other third party (other than any consent which has been obtained by the Company), (iv) result in the creation of any Encumbrances on the Notes or the Put Shares being transferred to the Company, or (v) violate any provision of its certificate of incorporation or by-laws.

        (c)   This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles and except insofar as the enforceability of any provision of such agreement would be restricted or void by reason of public policy.

        (d)   The Notes have been duly and validly authorized by the Company.

  4.
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        5.    Security Agreements.    The parties hereto hereby agree that each of the Security Agreements shall be amended as follows:

        (a)   in the case of the General Security Agreement, the defined term "Obligations" shall be amended and restated in its entirety to read as follows:

    ""Obligations" shall mean

    (1)
    all obligations and liabilities to the Secured Parties, whether now existing or hereafter arising, under the Notes, this Security Agreement, the Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to any of the foregoing and the due performance and compliance with the terms of the Notes, this Security Agreement, the Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to any of the foregoing;

    (2)
    any and all sums advanced by the Secured Parties in order to preserve the Collateral or to preserve the Secured Parties' security interest in the Collateral; and

    (3)
    in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) through (2) in accordance with the terms of the Notes, this Security Agreement, the Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to the foregoing, the expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Secured Parties of their rights hereunder, together with reasonable attorneys' fees and court costs."

        (b)   in the case of the IP Security Agreement, the defined term "Obligations" shall be amended and restated in its entirety to read as follows:

    ""Obligations" shall mean

    (1)
    all obligations and liabilities to the Secured Parties, whether now existing or hereafter arising, under the Notes, the Security Agreement, this Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to any of the foregoing and the due performance and compliance with the terms of the Notes, the Security Agreement, this Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to any of the foregoing;

    (2)
    any and all sums advanced by the Secured Parties in order to preserve the Collateral or to preserve the Secured Parties' security interest in the Collateral; and

    (3)
    in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) through (2) in accordance with the terms of the Notes, the Security Agreement, this Patent and Trademark Security Agreement, the Going Forward Agreement (as amended by the Exchange Agreement), the Exchange Agreement and/or any document or agreement related to the foregoing, the expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Secured Parties of their rights hereunder, together with reasonable attorneys' fees and court costs."

        (c)   in the case of each of the Security Agreements, the defined term "Notes" shall be amended and restated in its entirety to read as follows

      ""Notes" shall have the meaning ascribed thereto in that certain Exchange Agreement, dated as of June 4, 2004 (the "Exchange Agreement"), by and among Grantor, the Secured Parties and the other entities party thereto."

        6.    Acknowledgment of Security Interest; Amendment to Lien and Subordination Agreement.

        (a)   The Company hereby acknowledges, confirms and agrees that (i) Senior Creditor has and shall continue to have valid, enforceable and perfected first priority liens upon, and security interests in, the Collateral (as defined in the Security Agreements) and (ii) the Notes and the indebtedness evidenced thereby are secured obligations of the Company pursuant to the terms of the Security Agreements. Subordinate Creditor hereby acknowledges, confirms and agrees that (i) Senior Creditor's Lien (as defined in the Lien Subordination Agreement) on the Collateral constitutes a first priority Lien on such property to secure the payment and performance of all of the Senior Obligations (as defined in the Lien Subordination Agreement) and is superior to any Lien or other interest of Subordinate Creditor in the same property arising pursuant to the Subordinated Obligations Documents (as defined in the Lien Subordination Agreement), by operation of law or otherwise; and any Lien or other interests of Subordinate Creditor in any of the Collateral shall be subordinate to the Lien of Senior Creditor therein, and (ii) the Notes and the indebtedness evidenced thereby are secured obligations of the Company pursuant to the terms of the Security Agreements.

        (b)   Senior Creditor and Subordinate Creditor acknowledge and agree that the Lien Subordination Agreement is and remains in full force and effect and is hereby amended as follows:

          (i)    The defined term "Notes" shall be amended and restated in its entirety to read as follows:

    ""Notes" shall have the meaning ascribed thereto in that certain Exchange Agreement, dated as of June 4, 2004, by and among Borrower, Senior Creditor and Subordinate Creditor. "

          (ii)   The defined term "Senior Creditor Loan Documents" shall be amended and restated to read in its entirety as follows:

    ""Senior Creditor Loan Documents" shall mean and include the Notes (as defined in the Exchange Agreement, dated as of June 4, 2004, by and among Borrower, Senior Creditor and Subordinate Creditor) and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Senior Obligations. "

        7.    Notices.    All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) upon receipt by the receiving party of any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or (d) on the date targeted for delivery if delivered by nationally recognized overnight courier or similar courier service, in each case addressed to the receiving party, at the following addresses:

If to the Company:

IMCOR Pharmaceutical Co.
6175 Lusk Boulevard
San Diego, California 92121
Facsimile: (858) 410-5161
Attention: Chief Executive Officer

with a copy (which shall not in itself constitute effective notice) to:

Grippo & Elden
227 W. Monroe Street, Suite 3600
Chicago, IL 60606
Facsimile: (312) 558-1195
Attention: Matthew I. Hafter, Esq.

If to Senior Creditor:

152 West 57th Street, 21st Floor
New York, New York 10019
Attention: Mitchell D. Kaye
Facsimile: (212) 247-1329

with a copy (which shall not in itself constitute effective notice) to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: Steven Siesser, Esq.
Facsimile: (973) 597-2507

If to Subordinate Creditor:

Oxford Bioscience Partners IV L.P.
222 Berkley Street, Suite 1650
Boston, MA 02116
Facsimile: (617) 357-7476
Attention: Jonathan Fleming

With a copy (which shall not in itself constitute effective notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC
12010 Sunset Hills Road
Reston, VA 20190
Facsimile: (703) 464-4895
Attention: Mark J. Wishner, Esq.

or to such other address as either party shall have previously specified in writing to the other party in a manner compliant with the above provision for giving notice hereunder.

        8.    Entire Agreement.    This Agreement, together with the other documents referenced herein, constitutes the entire agreement among the parties regarding the subject matter hereof, there being no other written, oral or other agreements or understandings between them with respect to the subject matter hereof.

        9.    Severability.    The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions of this Agreement. If it is ever held that any provision hereunder is too broad to permit enforcement of such provision to its fullest extent, such provision shall be enforced to the maximum extent permitted by law.

        10.    Applicable Law; Jurisdiction; Venue; Waiver of Jury Trial.    This Agreement and all matters arising hereunder shall be governed and construed in accordance with the applicable laws of the State of New York without regard to principles of conflicts of applicable law or any rule of interpretation or construction as to which party drafted this Agreement. Each party hereto hereby irrevocably submits to the personal and subject matter jurisdiction of the United States District Court and the courts of the State of New York located in New York County, New York, over any suit, action or proceeding arising out of or relating to this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) THE RIGHT TO TRIAL BY JURY; (B) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (C) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgment.

        11.    Expenses.    The Company shall pay the fees and expenses of counsel for Senior Creditor in connection with or arising out of the negotiation and preparation of this Agreement and the Notes.

        12.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered, all as of the first date written above.

COMPANY:
IMCOR PHARMACEUTICAL CO.
By:
Name:
Title:
SUBORDINATE CREDITOR:
OXFORD BIOSCIENCE PARTNERS IV L.P
By:	OBP Management IV L.P., its General Partner
By:
Name:
Title:
MRNA FUND II, L.P.
By:	OBP Management IV L.P., its General Partner
By:
Name:
Title:
Mi3 L.P.
By:	MI3 Services L.L.C., its General Partner
By:
Name:
Title:
SENIOR CREDITOR:
XMARK FUND, L.P.
By:
Name:
Title:
XMARK FUND, LTD.
By:
Name:
Title: